Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58320) of Flowers Foods, Inc. of our report dated June 13, 2003 relating to the financial statements of Flowers Foods, Inc. 401(k) Retirement Savings Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
June 25, 2003